UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2015

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1750 Elm Street, Manchester, NH 03104
(Address of principal executive offices) (zip code)

(603) 935-9799
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement
Item 3.02                          Unregistered Sales of Equity Securities
Item 2.03                          Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

As previously reported, in June 2015, Boston Therapeutics, Inc. (the "Company") received $200,000 in cash proceeds from CJY Holdings Limited ("CJY"), in connection with an exercise of warrants.

On November 12, 2015, effective June 15, 2015, the Company entered into a Warrant Repricing and Exercise Agreement with CJY pursuant to which (1) the parties agreed to decrease the exercise price of all of CJY's outstanding Common Stock Purchase Warrants (collectively, the "CJY Warrants") to $0.16744 per share (the "New Exercise Price") and (2) CJY exercised a portion of the CJY Warrants for 1,194,440 shares of common stock of the Company at the New Exercise Price for a total cash exercise price of $200,000.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Warrant Repricing and Exercise Agreement entered by and between Boston Therapeutics, Inc. and CJY Holdings Limited dated November 12, 2015, effective June 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: November 12, 2015
By:/s/David Platt

Name: David Platt

Title: Chief Executive Officer